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                                                                               .
                                                                               .
                                                                               .
                                                                 Exhibit (o)(ii)

                                SCHEDULE A TO THE
                             MULTIPLE CLASS PLAN OF
                              SCHWAB CAPITAL TRUST

Name of Fund and Class                                          Shareholder Service Fee (as a       Transfer Agency Fee (as a
----------------------                                         percentage of average daily net     percentage of average daily net
                                                                assets of the Fund Class)           assets of the Fund Class)
                                                                -------------------------           -------------------------
A.  Group I

Schwab S&P 500 Fund-Investor Shares                                       0.20%                               0.05%
Schwab S&P 500 Fund-e.Shares                                              0.05%                               0.05%
Schwab S&P 500 Fund-Select Shares                                         0.05%                               0.05%

B.  Group II

Schwab International Index Fund-Investor Shares                           0.20%                               0.05%
Schwab International Index Fund-Select Shares                             0.05%                               0.05%
Schwab Small-Cap Index Fund-Investor Shares                               0.20%                               0.05%
Schwab Small-Cap Index Fund-Select Shares                                 0.05%                               0.05%
Schwab Total Stock Market Index Fund-Investor Shares                      0.20%                               0.05%
Schwab Total Stock Market Index Fund-Select Shares                        0.05%                               0.05%
Schwab Small-Cap Equity Fund-Investor Shares                              0.20%                               0.05%
Schwab Small-Cap Equity Fund-Select Shares                                0.05%                               0.05%
Schwab Dividend Equity Fund-Investor Shares                               0.20%                               0.05%
Schwab Dividend Equity Fund-Select Shares                                 0.05%                               0.05%
Schwab Hedged Equity Fund-Investor Shares                                 0.20%                               0.05%
Schwab Hedged Equity Fund-Select Shares                                   0.05%                               0.05%
Schwab International MarketMasters Fund-Investor Shares
Schwab International MarketMasters Fund-Select Shares



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                                                  SCHWAB CAPITAL TRUST

                                                  By: ________________________
                                                      Randall W. Merk,
                                                      President and
                                                      Chief Executive Officer
Dated as of ___________________